SERIES A CONVERTIBLE DEBENTURE

US $________________	Palm Springs, California
December _, 2006

U.S. Dry Cleaning Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of ______________ (the “Holder”), the sum of ____________________ Dollars ($_____________) plus interest thereon in lawful currency of the United States of America. Payment for all amounts due hereunder shall be made by December 3, 2007 (the “Maturity Date”).

1.  No Interest. No interest shall accrue on the principal balance of this Series A Convertible Debenture (this "Note").

2.  Late Fee. If the principal amount of this Note is not paid in full or converted by Holder pursuant to Section 5 below, on or before the Maturity Date, then the Company shall pay to Holder, in addition to the principal balance hereunder, five percent (5%) of the principal, unpaid balance of this Note on the Maturity Date.

3.  Security Agreement as Security. This Note is secured by, among other things, a Security Agreement of even date herewith (the “Security Agreement”) executed by each of Company and its subsidiaries, as debtor, in favor of an agent of Holder, as secured party, which encumbers all of the assets of the Company (the “Collateral”). The Company will cause each of its current operating subsidiaries (as defined below) to execute the Security Agreements. The “Operating Subsidiaries” are USDCC CVR Merger Sub, LLC, a California limited liability company, and Enivel, Inc. Once this Note has been paid in full, all of the foregoing security interests will be released with respect to the holder hereof.

4.  Prepayment. This Note may be prepaid at any time without penalty upon delivering at least forty-five (45) days advance written notice to Holder.

5.  Conversion into Common Stock.

5.1  Voluntary Conversion. At the Holder’s option, any portion of this Note (including the principal and any accrued interest) may be converted into fully-paid and nonassessable shares of Common Stock of the Company at the Conversion Price specified below.

5.2  Conversion Procedure. At any time prior to the Maturity Date, the Holder may notify the Company in writing that it intends to convert the Note. Such notification shall be accompanied by the original of the Note. The Company shall, as soon as practicable, issue and deliver to the Holder of this Note a certificate in the name of the Holder for the number of shares of the Common Stock to which the Holder of this Note shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of the Notes, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

5.3  Mechanics and Effect of Conversion. No fractional shares of capital stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal and interest that is not so converted. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

5.4  Conversion Price.

5.4.1  Definitions. For purposes of this Note, the following terms shall have the meanings set forth below:

(1)  "Common Stock" shall mean the common stock of the Company.

(2)  "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

(3)  "Conversion Price" shall mean the price, determined pursuant to this Section 5.4, at which shares of Common Stock shall be deliverable upon conversion of this Note.

(4)  "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including this Note.

(5)  "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to this Section 5.4, causes an adjustment to the Conversion Price.

(6)  "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

5.4.2  Initial Conversion Price. The initial Conversion Price shall be $3.00 per share of Common Stock. The Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

5.4.3  Adjustments to Conversion Price. Subject to 5.4.1(4) below, the Conversion Price in effect from time to time shall be subject to adjustment in certain cases as follows:

(1)  Stock Splits; Dividends; Distributions and Combinations. If the Company at any time or from time to time after the date of this Note fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents). If the number of shares of Common Stock outstanding at any time after the date of this Note is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

(2)  Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, sale of the voting stock of the Company or a sale of assets transaction provided for elsewhere in this Section 5.4.3), provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the number of shares of Common Stock of the Company which the Holder is then entitled to receive upon conversion of this Note would have been entitled to on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.4.3 with respect to the rights of the holder of this Note after the recapitalization to the end that the provisions of this Section 5.4.3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of this Note) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

(3)  Successive Changes. The provisions of this Section shall similarly apply to successive issuances, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the date of this Note.

(4)  No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5.4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder of this Note against impairment.

(5)  Excluded Events. Notwithstanding any other provision in this Section 5.4.3 which is inconsistent with or contrary to the terms of this paragraph (8), the Conversion Price shall not be adjusted by virtue of (a) the issuance of securities in connection with acquisition transactions, (b) the issuance of securities to financial institutions, suppliers or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, or (c) conversion of the Note.

(6)  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5.4.3, the Company, at its expense and upon request by the holder of this Note, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Note a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holder of this Note, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Current Conversion Price, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

5.4.4  Business Combination, Merger; Sale of Company. After the date of this Note, in the event of any proposed business combination, consolidation or merger of the Company with or into another corporation (other than a business combination, consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock), in the event of any proposed sale or transfer to another corporation of all or substantially all of the assets of the Company, or in the event of any proposed sale of more than fifty percent (50%) of the voting stock or equity securities of the Company, the holder of this Note may, upon delivery of this Note and election pursuant to Section 5.2. above, have this Note treated for all purposes as if it had been converted into Common Stock on the earlier of (a) the record date, if any, for voting by holders of Common Stock on such event, and (b) the date of such event.

5.5  Reservation of Stock Issuable Upon Conversion. The Company shall ensure that it has at all times available out of its authorized but unissued shares of capital stock a sufficient number of shares of stock so that this Note can be converted into Common Stock, if the Holder elects to do so.

6.  Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Holder of this Note may transfer or assign its rights herein, but only in accordance with the Securities Act of 1933, as now or hereinafter amended, and any applicable state securities laws, and by delivering to the Company an opinion of legal counsel, in form and substance reasonably acceptable to the Company, stating that such transfer or assignment complies with the Securities Act of 1933 and applicable state securities laws.

7.  Due on Sale/Encumbrance. The Security Agreement provides in part:

Without the prior written consent of Secured Party, Debtor shall not (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Collateral or any part thereof (including any ownership interest in Debtor); or (b) further encumber, alienate, grant a lien or grant any other interest in the Collateral or any part thereof, whether voluntarily or involuntarily.

“[T]ransfer” shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of a legal or beneficial ownership interest in the Collateral. “Transfer” shall not include the leasing or subleasing of any portion of the Collateral, or the sale of Collateral in the ordinary course of business.

8.  Waiver and Amendment. The provisions of this Note may only be amended, waived or modified upon the written consent of the Company and the Holder.

9.  Notices. Any notice required or permitted to be given under this Note shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight courier service, or personally delivered to a representative of the receiving party, or sent by telecopy. Notices shall mailed, sent, delivered, addressed as follows or to such other address as a party may designate by proper notice hereunder:

If to the Holder:	_______________________________ _______________________________ _______________________________ Attn.: __________________________ Facsimile: _______________________

with a copy to:
_______________________________ _______________________________ _______________________________ Attn.: __________________________ Facsimile: _______________________

If to the Company:	U.S. Dry Cleaning Corporation 125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262 Attn: Robbie Y. Lee Facsimile: (310) 226-8553

With a copy to:

Greenburg Traurig 650 Town Center Drive Suite 1700 Costa Mesa, CA 92626 Attn: John Giovannone Facsimile: 714-708-6501

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first business day after deposit with an overnight courier service, or (c) on the third business day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Holder or the Company, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

10.  No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company.

11.  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the laws of any other jurisdiction to be applied in any proceeding, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless be applied.

12.  Heading: References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

13.  Compliance with Usury Laws. It is the intention of the parties to conform to applicable laws, and all agreements between the Company and Holder, whether now existing or hereafter arising, are hereby expressly limited so that in no event shall the amount paid or agreed to be paid to Holder, or collected by Holder, for the use, forbearance or detention of the money lent hereunder or otherwise, exceed the maximum amount permissible under applicable laws. If under any circumstances fulfillment of any provision hereof or of the Security Agreement or any other security document, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if the Holder shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness and not to the payment of interest, or if such excessive interest exceeds the unpaid principal amount and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company.

14.  Severability. In case any provision of this Note shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Note to be issued on the date first written above.

U.S. Dry Cleaning Corporation, a Delaware corporation

By:
Robert Y. Lee
Title: